UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2024

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	87-4613576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 654-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition and Chairman of the Board Appointment

On August 15, 2024, the Company announced that Brian Moore is stepping down from his positions as President and Chief Executive Officer and Chairman of the Board of Directors (the “Board”), effective August 19, 2024. Mr. Moore’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s financial statements, internal controls, operations, policies, or practices.

In connection with Mr. Moore’s departure, the Board has appointed David J. Lesar as Chief Executive Officer and as Chairman of the Board and a member of each of the Board’s Audit Committee and Compensation Committee, each effective August 19, 2024. In connection with Mr. Lesar’s appointment, the Company and Mr. Lesar entered into an Employment Agreement, dated as of August 14, 2024 (the “Lesar Employment Agreement”).

David J. Lesar, 71, served as the Chairman of the Board and Chief Executive Officer of Halliburton Company for 17 years and was later promoted to serve as Executive Chairman until 2019. Mr. Lesar served as interim Chief Executive Officer of Health Care Service Corporation from July 2019 through June 1, 2020, and as a director from 2018 to July 2020. Mr. Lesar served as a director and the Chief Executive Officer of CenterPoint Energy, Inc. from 2020 until his retirement in January 2024.

There are no arrangements or understandings between Mr. Lesar and any other persons pursuant to which he was appointed as the Chief Executive Officer or as a director. There are also no family relationships between Mr. Lesar and any director or executive officer of the Company, and Mr. Lesar has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Lesar Employment Agreement and Equity Grants

The Lesar Employment Agreement provides for a 3-year term, subject to automatic 1-year renewals thereafter, and that Mr. Lesar will be entitled to: (i) an annual base salary of $1,000,000 (pro-rated for partial years), subject to review at least annually for increases and (ii) an annual bonus with a target bonus opportunity equal to 150% of base salary (the “Lesar Target Bonus”) with a maximum annual bonus opportunity of 200% of the Lesar Target Bonus.

In addition, promptly following Mr. Lesar’s commencement of employment with the Company, the Company will grant Mr. Lesar 32,960 shares of Restricted Stock (as defined in the Company’s 2021 Management Incentive Plan, as amended from time to time (the “MIP”)) (“Restricted Shares”) and 808,247 performance-based Restricted Stock Units (as defined in the MIP) (“PSUs”) under the MIP (the Restricted Shares and PSUs, collectively, the “Lesar Equity Grant”), pursuant to the terms and conditions of the MIP and award agreements in the forms attached to the Lesar Employment Agreement (the “Award Agreements”). The Restricted Shares will generally vest in one-third installments on each of the first, second, and third anniversaries of Mr. Lesar’s employment commencement date, subject to continued employment through each vesting date and continued compliance with restrictive covenants by which Mr. Lesar is bound. Upon a termination of Mr. Lesar’s employment for any reason, all vested Restricted Shares will remain outstanding. In addition, subject to the execution of a release of claims in substantially the form attached to the Employment Agreement and certain other conditions (the “Lesar Release Requirement”), upon a termination of Mr. Lesar’s employment by the Company due to Mr. Lesar’s death or by the Company due to “disability” (as defined in the Lesar Employment Agreement), the next tranche of Restricted Shares that would have vested had Mr. Lesar remained employed through the next vesting date, shall vest, and upon a termination of Mr. Lesar’s employment by the Company without “cause” (including due to non-renewal by the Company of his employment term) or by Mr. Lesar for “good reason” (each as such terms are defined in the Lesar Employment Agreement) all unvested Restricted Shares shall vest.

The PSUs are subject to both time- and performance-based vesting conditions. The PSUs will time vest on the same basis as the Restricted Shares. The PSUs will performance vest based on the achievement of per share hurdles up to a maximum of 150% of the PSUs granted, which will be measured annually commencing in 2025; provided that following a “public company event” (as defined in the Award Agreements) measurement will occur quarterly and in all events the final measurement date will be the first to occur of a “change in control” (as defined in the MIP), achievement of the maximum per share hurdle value, and the 7 year anniversary of the date of grant. Upon a termination of Mr. Lesar’s employment for cause or in the event of certain violations of restrictive covenants by which Mr. Lesar is bound, generally all PSUs, whether or not vested, will be forfeited, except that, following a change in control or the date GoldenTree Asset Management LP or one of its affiliates ownership of the Company falls below 10%, only unvested PSUs would be forfeited. Upon a termination of employment by Mr. Lesar without good reason: (i) after the 3-year anniversary of his employment commencement date, all time-vested PSUs (whether or not performance vested) shall remain outstanding and eligible to performance vest and (ii) prior to the 3-year anniversary of his employment commencement date, all PSUs, whether or not vested, will be forfeited unless Mr. Lesar helps identify and successfully transition a successor to his role (in which case all time-vested PSUs shall remain outstanding and eligible to performance vest). Upon a termination of Mr. Lesar’s employment due to his death, by the Company due to disability or without cause (including due to non-renewal by the Company of his employment term), or by Mr. Lesar for good reason, in each case, Mr. Lesar will be eligible to retain all time-vested PSUs and, subject to the Release Requirement, the next tranche of PSUs that would have time-vested had Mr. Lesar remained employed through the next time-vesting date, shall time-vest and remain outstanding and eligible to performance vest.

PSUs that are both time and performance vested will be settled on the earlier of (i) a change in control and (ii) the 7 year anniversary of the grant date. Upon a change in control, all Restricted Shares and PSUs that have not time vested will accelerate and time vest in full, and PSUs will performance vest to the extent the applicable per share hurdles are met.

Pursuant to the Lesar Employment Agreement, on termination of Mr. Lesar’s employment by the Company without cause (including due to non-renewal by the Company of his employment term) or by Mr. Lesar for good reason, in addition to any “accrued obligations” (as defined in the Lesar Employment Agreement), subject to the Release Requirement, Mr. Lesar will be entitled to termination benefits in the form of (i) payment of 2 times the sum of (x) Mr. Lesar’s annual base salary and (y) the Lesar Target Bonus, payable in accordance with customary payroll practices over 18 months, and (ii) a prorated annual bonus for year of termination, generally payable at the time annual bonuses are paid to other executives of the Company. In the event Mr. Lesar’s employment is terminated due to death, by Mr. Lesar without good reason (including due to a non-renewal by Mr. Lesar of his employment term), or by the Company for cause or due to disability, Mr. Lesar will only be entitled to the Accrued Obligations except in the event of a termination by the Company for cause, the Accrued Obligations shall not include any unpaid annual bonus for the year preceding the year of termination.

The Lesar Employment Agreement also provides that if any amounts or benefits received by Mr. Lesar pursuant to the Lesar Employment Agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended (the “Code”) and the shareholder approval exemption as described in Section 280G of the Code is not available to the Company, the Company will make additional payments to Mr. Lesar in an amount that results in Mr. Lesar being in the same after-tax position that he would have been in had no excise tax been imposed.

In connection with his entry into the employment agreement, compliance by Mr. Lesar with any restrictions in the Company’s Shared Core Values at Work (Code of Conduct) or the Company’s Employee Handbook with respect to participation in certain investments held by Mr. Lesar was waived by the Board, other than those restrictions set forth in the Lesar Employment Agreement or imposed by applicable laws, rules or regulations.

The forgoing summary of the Lesar Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Lesar Employment Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Moore Separation Agreement

On August 14, 2024, the Company entered into a Transition and Separation Agreement (the “Separation Agreement”) with Mr. Moore, pursuant to which Mr. Moore’s employment with the Company will terminate September 1, 2024. In addition, effective as of August 19, 2024, Mr. Moore will step down as President and Chief Executive Officer and Chairman of the Board and from all other officer, board, committee and other appointments held in respect of the Company and any of its associated entities.

The Separation Agreement contains customary protections, including a general release of claims by Mr. Moore of the Company and certain other related parties. We anticipate that Mr. Moore will sign an additional general release of claims following his separation from employment (the “Post-Termination Release”). Pursuant to the Separation Agreement, subject to Mr. Moore’s execution of the Post-Termination Release, Mr. Moore will be entitled to termination benefits in the form of (i) a lump sum payment of $1,687,500, less applicable withholdings, which is equal to the next payment amount Mr. Moore’s was scheduled to receive under the retention bonus agreement by and between the Company and Mr. Moore, dated December 15, 2023, (ii) a lump sum payment of $527,152, and (iii) accelerated vesting of 15,000 unvested RSUs granted pursuant to an award agreement between Mr. Moore and the Company, dated March 28, 2022. Mr. Moore will also be entitled to his account balance under the Company’s Supplemental Executive Retirement Plan, subject to, and in accordance with, the terms thereof.

The forgoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement attached as Exhibit 10.2 hereto and incorporated herein by reference.

Appointment of President and Chief Operating Officer

In addition, the Board has appointed James S. Brown as President and Chief Operating Officer of the Company (“COO”), effective August 19, 2024. In connection with Mr. Brown’s appointment, the Company and Mr. Brown entered into an Employment Agreement, dated as of August 14, 2024, with a commencement date of August 19, 2024 (the “Brown Employment Agreement”).

James S. Brown, 69, served as the Western Hemisphere President at Halliburton Company for over 10 years, until his retirement in February 2019. Prior to joining Halliburton in 1995, Mr. Brown was a Vice President at the Western Company of North America and a Vice President of BJ Services.

There are no arrangements or understandings between Mr. Brown and any other persons pursuant to which he was appointed as the COO. There are also no family relationships between Mr. Brown and any director or executive officer of the Company, and Mr. Brown has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Brown Employment Agreement and Equity Grants

The Brown Employment Agreement provides for a 3-year term, subject to automatic 1-year renewals thereafter, and that Mr. Brown will be entitled to: (i) an annual base salary of $800,000 (pro-rated for partial years), subject to review at least annually for increases and (ii) an annual bonus with a target annual bonus opportunity of 125% of base salary (the “Brown Target Bonus”).

In addition, promptly following Mr. Brown’s commencement of employment with the Company, the Company will grant Mr. Brown 32,960 RSUs and 606,185 PSUs under the MIP (the “Brown Equity Grant”) pursuant to the terms and conditions of the MIP and award agreements in the forms attached to the Brown Employment Agreement, which will vest and settle on substantially the same terms as the Lesar Equity Grant.

Pursuant to the Brown Employment Agreement, on termination of Mr. Brown’s employment by the Company without “cause” (including due to non-renewal by the Company of his employment term) or by Mr. Brown for “good reason” (each as such terms are defined in the Brown Employment Agreement), in addition to the “accrued obligations” (as defined in the Brown Employment Agreement), subject to the execution of a release of claims in substantially the form attached to the Brown Employment Agreement and certain other conditions, Mr. Brown will be entitled to termination benefits in the form of (i) payment of 1.5 times the sum of (x) Mr. Brown’s annual base salary and (y) the Brown Target Bonus, payable in accordance with the Company’s customary payroll practices over 12 months, and (ii) a prorated annual bonus for year of termination, generally payable at the time annual bonuses are paid to other executives of the Company. In the event Mr. Brown’s employment is terminated due to death, by Mr. Brown without Good Reason (including due to a non-renewal by Mr. Brown of his employment term), or by the Company for “cause” or due to “disability” (each as such term is defined in the Brown Employment Agreement), Mr. Brown will only be entitled to the accrued obligations except in the event of a termination by the Company for cause, such accrued obligations shall not include any unpaid annual bonus for the year preceding the year of termination.

The Brown Employment Agreement also provides that that if any amounts or benefits received by Mr. Brown pursuant to the Brown Employment Agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Code and the shareholder approval exemption as described in Section 280G of the Code is not available to the Company, the Company will make additional payments to Mr. Brown in an amount that results in Mr. Brown being in the same after-tax position that he would have been in had no excise tax been imposed.

In connection with his entry into the employment agreement, compliance by Mr. Brown with any restrictions in the Company’s Shared Core Values at Work (Code of Conduct) or the Company’s Employee Handbook with respect to participation in certain investments held by Mr. Brown was waived by the Board, other than those restrictions set forth in the Brown Employment Agreement or imposed by applicable laws, rules or regulations.

The forgoing summary of the Brown Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Brown Employment Agreement attached as Exhibit 10.3 hereto and incorporated herein by reference.

Recent Common Stock Valuation

The foregoing equity grants to Mr. Lesar and Mr. Brown were determined based upon an independent valuation of the fair market value of the Company, pursuant to which the fair market value of the Company’s common stock was estimated to be $60.68 per share as of June 30, 2024.

Second Amendment to 2021 Management Incentive Plan

On August 14, 2024, the Board and the Compensation Committee amended the MIP to increase the number of shares of Common Stock (as defined in the MIP) authorized for issuance thereunder from 1,999,869 shares to 5,096,715 shares and to amend the change in control definition (the “MIP Amendment”). The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the MIP Amendment, which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated as of August 14, 2024, by and between Superior Energy Services, Inc. and David J. Lesar.

10.2	Transition and Separation Agreement, dated as of August 14, 2024, by and between Superior Energy Services, Inc. and Brian Moore.

10.3	Employment Agreement, dated as of August 14, 2024, by and between Superior Energy Services, Inc. and James S. Brown.

10.4	Second Amendment to the Superior Energy Services, Inc. 2021 Management Incentive Plan.

10.5	Form of Superior Energy Services, Inc. 2021 Management Incentive Plan Performance Stock Unit Award Agreement by and between Superior Energy Services, Inc. and David J. Lesar.

10.6	Form of Superior Energy Services, Inc. 2021 Management Incentive Plan Performance Stock Unit Award Agreement by and between Superior Energy Services, Inc. and James S. Brown.

10.7	Form of Superior Energy Services, Inc. 2021 Management Incentive Plan Restricted Stock Award Agreement by and between Superior Energy Services, Inc. and David J. Lesar.

10.8	Form of Superior Energy Services, Inc. 2021 Management Incentive Plan Restricted Stock Unit Award Agreement by and between Superior Energy Services, Inc. and James S. Brown.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2024

Superior Energy Services, Inc.

	By:	/s/ James W. Spexarth
	Name:	James W. Spexarth
	Title:	Executive Vice President, Chief Financial Officer and Treasurer